EXHIBIT 99.1

EXHIBIT 1
to SCHEDULE 13D

JOINT ACQUISITION STATEMENT
PURSUANT TO RULE 13D-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness  and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is accurate.

Dated:  November 10, 2011

GENERAL ATLANTIC LLC

By:	/s/ Matthew Nimetz
Name: Matthew Nimetz
Title: Managing Director

GENERAL ATLANTIC PARTNERS 80, L.P.

By:	General Atlantic LLC, its general partner

By:	/s/ Matthew Nimetz
Name: Matthew Nimetz
Title: Managing Director

GENERAL ATLANTIC PARTNERS 82, L.P.

By:	General Atlantic LLC, its general partner

By:	/s/ Matthew Nimetz
Name: Matthew Nimetz
Title: Managing Director

GAP COINVESTMENTS III, LLC

By:	/s/ Matthew Nimetz
Name: Matthew Nimetz
Title: Managing Member

GAP COINVESTMENTS IV, LLC

By:	/s/ Matthew Nimetz
Name: Matthew Nimetz
Title: Managing Member

GAPSTAR, LLC

By:	/s/ Matthew Nimetz
Name: Matthew Nimetz
Title: Vice President

GAPCO GMBH & CO. KG

By:	GAPCO Management GmbH, its general partner

By	/s/ Matthew Nimetz
Name: Matthew Nimetz
Title: Managing Director

GAPCO MANAGEMENT GMBH

By:	/s/ Matthew Nimetz
Name: Matthew Nimetz
Title: Managing Director

GAP COINVESTMENTS CDA, L.P.

By:	General Atlantic LLC, its general partner

By:	/s/ Matthew Nimetz
Name: Matthew Nimetz
Title: Managing Director